Exhibit 23

                              Arthur Andersen LLP
                                   Suite 2500
                            133 Peachtree Street, NE
                             Atlanta, GA 30303-1816
                                  404-658-1776




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 2000 on the financial statements of Georgia Power Company, included in this Form 8-K, into Georgia Power Company's previously filed Registration Statement File Nos. 333-43895 and 333-75193.



/s/Arthur Andersen LLP
Atlanta, Georgia
February 28, 2000